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                                                                     Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Philadelphia Suburban Corporation

We consent to incorporation by reference in the Registration Statements on Form S-8 (1994 Equity Compensation Plan No. 033-53689), (1994 Employee Stock Purchase Plan No. 033-52557), (1988 Stock Option Plan No. 33-27032), (1982 Stock Option Plan No. 2-81757); on Form S-3D (Dividend Reinvestment and Optional Stock Purchase Plan No. 33-64281); and on Form S-3 (Customer Stock Purchase Plan No. 33-64301) of Philadelphia Suburban Corporation of our report dated February 3, 1997, related to the consolidated balance sheets and the statements of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Philadelphia Suburban Corporation.

                                            KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 24, 1997